Exhibit 10.2

AMENDMENT NO. 1 TO INVESTMENT AGREEMENT
This AMENDMENT NO. 1 TO INVESTMENT AGREEMENT, dated as of March 22, 2022 (this “Amendment Agreement”), by and between James River Group Holdings, Ltd., a Bermuda exempted company (the “Company”), and GPC Partners Investments (Thames) LP, a limited partnership formed under the laws of the Cayman Islands (the “Investor”).
W I T N E S S E T H
WHEREAS, reference is made to that certain Investment Agreement, dated as of February 24, 2022 (the “Investment Agreement”), by and among the Company and the Investor, pursuant to which, among other things, the Company issued and sold to the Investor 150,000 of its Series A Perpetual Cumulative Convertible Preferred Shares, par value $0.00125 per share; and
WHEREAS, the Company and the Investor desire to amend the Investment Agreement to ensure compliance with the requirements of NASDAQ Stock Market (“NASDAQ”) Rule 5640 and NASDAQ Frequently Asked Question 292, subject and pursuant to the terms and conditions of this Amendment Agreement.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:
SECTION 1.    Defined Terms. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Investment Agreement.
SECTION 2.    Amendments to the Investment Agreement. Subject to and on the terms and conditions contained herein, effective as of the date hereof, the Investment Agreement is hereby amended as follows:
(a)    Section 1.01 of the Investment Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:
“5% Beneficial Ownership Requirement” means that the Investor, together with the other Permitted Transferees of the Investor, continues to Beneficially Own at all times Acquired Shares and/or Common Shares whether issued or issuable upon conversion of such Acquired Shares, or otherwise acquired, that represent in the aggregate and on an as converted basis, at least 5% of the outstanding Common Shares on such date.
(b)    Section 5.10(c) of the Investment Agreement is hereby amended and restated in its entirety to read as follows:
Following the Closing, and until the earlier of (i) the occurrence of a Director Termination Event, and (ii) the date that the 5% Beneficial Ownership Requirement is no longer satisfied, at any annual general meeting of the Company’s shareholders at which the term of the Investor Director shall expire, the Investor shall have the right to designate an Investor Designee to the Board at such annual meeting for election to the Board at such annual meeting. Subject to Section 5.10(e), the Company shall include the Investor Designee designated by the Investor in accordance with this Section 5.10(c) in the Company’s slate of nominees for the applicable annual general meeting of the Company’s shareholders. All of the Investor Parties covenant to vote in favor of the Investor Designee at any annual general meeting of the Company’s shareholders at which the Investor Director is nominated for election. Without the prior written consent of the Investor, so long as Investor Parties are entitled to designate an Investor Designee for election to the Board in accordance with this Section 5.10, the Board shall not remove the Investor Director from his or her directorship (except as required by Law, the Certificate of Designations or the Company Charter Documents or as required by the Company’s governance and similar policies applicable to all directors).
SECTION 3.    Governing Law. This Amendment Agreement and all matters, claims or Actions (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Amendment Agreement or the negotiation, execution or performance of this Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.
SECTION 4.    Amendments; Execution in Counterparts; Electronic Signatures.
(a)    This Amendment Agreement shall not constitute an amendment of any other provision of the Investment Agreement not referred to herein. Except as expressly amended hereby, the provisions of the Investment Agreement are and shall remain in full force and effect.
(b)    This Amendment Agreement may be executed and delivered in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment Agreement may be executed by facsimile, by any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other Requirements of Law, e.g., www.docusign.com or by .pdf signature by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
JAMES RIVER GROUP HOLDINGS, LTD.
By:    /s/ Frank N. D’Orazio
Name: Frank N. D’Orazio
Title: Chief Executive Officer
GPC PARTNERS INVESTMENTS (THAMES) LP
By: GPC Partners II GP LLC, its general partner
By: Gallatin Point Capital LLC, its sole member
By:    /s/ Matthew Botein
Name: Matthew Botein
Title: Managing Partner
[Signature Page to Amendment No. 1 to Investment Agreement]